AMENDMENT NO. 1
TO
SENIOR SECURED CONVERTIBLE NOTE
DUE MARCH 20, 2007

This Amendment No. 1, dated as of May __, 2006, to the Securities Purchase Agreement (the "Agreement") entered into and dated as of September 22, 2005, by and among American United Global, Inc., a Delaware corporation (the "Company") and each of the purchasers identified on the signature pages to the Agreement (the "Purchasers").

WITNESSETH:

WHEREAS, as of September 22, 2005, the Company and Purchasers entered into the Agreement, a copy of which is annexed hereto as Exhibit 1; and

WHEREAS, in connection with the Agreement, the Company issued to the Purchasers, among other things, certain of its shares of Common Stock (the “Shares”) as consideration for the completion of the purchase and sale of the securities pursuant to the Agreement; and

WHEREAS, subsequent to the issuance of Shares and the closing of the transactions contemplated by the Agreement, the Company entered into certain other financing transactions and/or revised the terms pursuant to which it is completing the acquisition of substantially all of the shares of Kraft Rt., a Hungarian corporation;

WHEREAS, the parties now desire to amend increase the number of Shares issued to the Purchasers from 175,000 to 280,000; and

WHEREAS, the parties now desire to amend Paragraph (a) of Section 10 of the Note as hereinafter set forth.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Share Exchange Agreement is hereby amended as follows:

1. Paragraph (a) of Section 10 of the Note is hereby amended to be and read as follows:

“Stock Dividends and Splits. If the Company, at any time while this Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Section 10(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 10(a) shall become effective immediately after the effective date of such subdivision or combination. However, prior to December 31, 2006, in the event that the Company shall complete or effect a consolidation or reverse split of its outstanding shares of common stock into a greater or lesser number of shares of Common Stock, then in each such case the Conversion Price shall not be impacted.”

2. The Shares issued pursuant to the Agreement to each of the Purchasers have been increased from 175,000 to 280,000.

3. (A) This agreement shall be construed and interpret-ed in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

(B) Except as amended hereby, the terms and provisions of the Note shall remain in full force and effect, and the Note is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Note to the "Note”, "hereinaf-ter", "herein", "herein-after", "hereunder", "hereof", or words of like import shall mean and be a reference to the Note as amended by this agreement.

(C) This agreement may be executed in one or more counter-parts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first stated above.

THE COMPANY:

AMERICAN UNITED GLOBAL, INC.

By: _________________________________
Name:
Title:

IROQUOIS MASTER FUND LTD.

By: _________________________________
Name:
Title:

Purchase Price: $175,000

Notes Principal Amount: $175,000

Shares: 280,000

Address for Notice:

Iroquois Master Fund Ltd.
641 Lexington Avenue
26th Floor
New York, NY 10022
Facsimile No.: (212) 207-3452
Telephone No.: (212) 974-3070
Attn.: Joshua Silverman

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

OMICRON MASTER TRUST

By: __________________________________
Name:
Title:

Purchase Price: $175,000

Notes Principal Amount: $175,000

Shares: 280,000

Address for Notice: Omicron Master Trust 650 Fifth Aveneu, 24th Floor New York, NY 10019 Facsimile No.: (212) 258-2315 Telephone No.: (212) 258-2300 Attn: Bruce Bernstein

SMITHFIELD FIDUCIARY LLC

By: ___________________________________
Name:
Title:

Purchase Price: $175,000

Notes Principal Amount: $175,000

Shares: 280,000

Address for Notice:

Smithfield Fiduciary LLC
c/o Highbridge Capital Management LLC
9 West 57th Street, 27th Floor
New York, NY 10019
Facsimile No.: (212) 751-0755
Telephone No.: (212) 287-4720
Attn: Adam Chill